UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 27, 2017

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3360 Martin Farm Road, Suite 100, Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2017, SANUWAVE Health, Inc., a Nevada Corporation (the “Company”), entered into a binding term sheet (the “Binding Term Sheet”) with MundiMed Distribuidora Hospitalar LTDA (“MundiMed”), effective as of September 25, 2017, pursuant to which the Company and MundiMed will enter into a joint venture for the manufacture, sale and distribution of the Company’s dermaPACE® device. The Binding Term Sheet provides that the parties will work together to enter into a definitive agreement reflecting the Binding Term Sheet terms, but that to the extent a definitive agreement has not been executed by the parties by September 30, 2017, the terms set forth in the Binding Term Sheet shall be binding.

Under the Binding Term Sheet, MundiMed will pay the Company an initial partnership fee on September 30, 2017, with monthly partnership fees payable thereafter over the following eighteen months. MundiMed bears the cost of any and all fees and expenses incurred in connection with the formation, organization and start-up of the joint venture, which fees and expenses are expected not to exceed $200,000. Profits from the joint venture are distributed as follows: 45% to the Company, 45% to MundiMed and 5% each to LHS Latina Health Solutions Gestão Empresarial Ltda. and Universus Global Advisors LLC, who acted as advisors in the transaction. The Binding Term Sheet contemplates that MundiMed will purchase two to six dermaPACE® devices from the Company by December 31, 2017, to be used by targeted parties to do experimental, pre-approved work.

The Binding Term Sheet terminates upon the earlier of (1) the date a definitive agreement evidencing the terms of the Binding Term Sheet is executed by the parties and (2) May 30, 2019. The Binding Term Sheet is governed by the laws of the State of New York, and contains customary provisions regarding assignment, amendment and third-party beneficiaries.

The foregoing description of the Binding Term Sheet does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Binding Term Sheet, a redacted copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2017. The Company intends to submit a Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Binding Term Sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: September 29, 2017	By:	/s/ Lisa E. Sundstrom
	Name:	Lisa E. Sundstrom
	Title:	Controller and Chief Financial Officer